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                                                                  EXHIBIT (4)(g)

                                                     (To be utilized for current
                                                    variable annuity contracts.)


                             ASSUMPTION CERTIFICATE


Policy or Contract Number:
                          -------------------------------------------


         This is to certify that as of 12:01 a.m. (at the address of the owner
of the above captioned policy or contract) on _________, 19___,     (Name of
Reinsurer)    , a ________________ stock insurance company, hereby assumes all liability for performance of the terms of the policy or contract identified above and issued by FAMILY LIFE INSURANCE COMPANY, a Washington stock insurance
company, the same as if it had been originally issued by    (Name of Reinsurer)
 .

         The Variable Account mortality risk charge described in Section 4.3 of the contract, which on an annual basis equals 0.8% of the daily net asset value of the Variable Account, is modified so that a portion of such charge, equivalent on an annual basis to 0.05% of such daily net asset value, will be for distribution expenses and the remainder, equivalent on an annual basis to 0.75% of such daily net asset value, will be for mortality guarantees made under the contract. This change has no impact, favorable or unfavorable, on your contract value.

         Signed at the executive office of    (Name of Reinsurer)     at
                                           --------------------------
________________________.



                                                      -------------------------
                                                                    , President


                                                      -------------------------
                                                                    , Secretary

                                   IMPORTANT

This certificate becomes a part of your policy and should be attached thereto.
All correspondence and inquiries should be directed to    (Name of Reinsurer) ,

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              (address).
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Form No.________
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                      MERRILL LYNCH LIFE INSURANCE COMPANY
                      Home Office:  Little Rock, Arkansas



                            COMPANY NAME CHANGE AND
                           HOME OFFICE ADDRESS CHANGE
                                  ENDORSEMENT



         Effective October 1, 1991, Tandem Insurance Group, Inc. merged into Merrill Lynch Life Insurance Company. Merrill Lynch Life Insurance Company is the surviving company. Accordingly, all references in the policy to the name Tandem Insurance Group, Inc. are replaced with the name Merrill lynch Life Insurance Company as of such date. Merrill Lynch Life Insurance Company is an Arkansas corporation. Therefore, all references in the policy to Illinois are changed to Arkansas. Also, the home office address of Chicago, Illinois is changed to Little Rock, Arkansas.

         For all policies other than variable life insurance policies, the address to which you should communicate with the Company remains:

                      Merrill Lynch Life Insurance Company
                             Administrative Office:
                                 P.O. Box 44223
                       Jacksonville, Florida  32231-4223
                                 1-800-535-5549

           For all variable life insurance policies, the address to which you should communicate with the Company remains:

                      Merrill Lynch Life Insurance Company
                                 Service Center
                                 P.O. Box 9025
                     Springfield, Massachusetts  01102-9025


                                                  -----------------------------
                                                             Secretary


         All other provisions of the policy remain unchanged.


IMPORTANT:      This endorsement becomes a part of your policy.  It
                should be attached to and kept with your policy.


Form #ML 002 (9/91) to be attached to and kept with your policy.